UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2010

Mariposa Resources Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-137481	06-1781911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11923 SW 37 Terrace, Miami, Florida	33175
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (305) 677-9456

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 4, 2010, Nanuk Warman resigned as President, Secretary, Treasurer and a director of our company. As a result of the resignation of Mr. Warman, we appointed Alex Walsh as President, Secretary, Treasurer and director of our company.

From May 2008 to present, Alex Walsh has been a sales, marketing, and business development consultant for AW Enterprises a sales, marketing, and business development consulting firm.

From May 2006 to May 2008, Mr. Walsh was a small business consultant and managing partner for Business Strategies Group.

From January 2004 to April 2006, Mr. Walsh was a registered representative for First Investors Corporation.

He attended DePauw University in Greencastle, Illinois where he majored in economics and management.

Our board of directors now consists solely of Alex Walsh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIPOSA RESOURCES LTD.

/s/ Alex Walsh
Alex Walsh
President

Date: November 8, 2010